UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                   AMERICAN RESOURCES AND DEVELOPMENT COMPANY
                ------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                       Utah                               87-0401400
                     --------                             ----------
            (State or Other Jurisdiction             (IRS Employer ID No.)
          of incorporation or organization)

                                 2035 N.E. 181st
                                Gresham, OR 97230
                            ------------------------
                    (Address of Principal Executive Offices)

                                 (503) 492-1500
                                 --------------
                (Issuer's Telephone Number, including Area Code)

                        Consultant Compensation Agreement
           American Resources and Development Company 1997 Stock Plan
           American Resources and Development Company 2001 Stock Plan
          -------------------------------------------------------------
                            (Full Title of the Plans)

                                 Will Papenfuss
                                 2035 N.E. 181st
                                Gresham, OR 97230
                            ------------------------
                     (Name and Address of Agent for Service)

                                 (503) 492-1500
                                 --------------
                     (Telephone Number of Agent for Service)


IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED

ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX: [x]

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
Title of Each
Class of                          Proposed     Proposed
Amount of                         Maximum      Maximum
Securities to    Amount to        Price per    Aggregate
be Registered    be Registered    Unit/Share   Offering Price     Filing Fee
-------------------------------------------------------------------------------
$0.001 par
value common
voting stock     1,560,000            $.25      $375,000.00       $104.25 (1)
-------------------------------------------------------------------------------

(1) Calculated according to Rule 230.457(h) of the Securities and Exchange Commission, based upon the exercise price of the options covering the underlying common stock to be issued under the Plans.

                                     PART I

Item 1.  Plans and Agreement Information.
------------------------------------------

     Agreement.
     ---------

         A  copy  of  a  Consultant   Compensation  Agreement  between  American
Resources and Development Company and Michael L. Labertew and Douglas Parry the "Consultant Agreement")is attached hereto and incorporated herein by reference.

         Plans.
         -----

                  A copy of the American Resources and Development Company 1997 Stock Plan (the "1997 Plan")is attached hereto and incorporated by reference.

                  A copy of the American Resources and Development Company 2001 Stock Plan (the "2001 Plan") is attached hereto and incorporated by reference.

Item 2. Registrant Information and Employee Plans Annual Information.
----------------------------------------------------------------------

     Available Information.
     ---------------------

         Copies of the Plans, our most recent 10-KSB annual filing, and our 10-QSB quarterly reports and any 8-K current reports and/or proxy or information statements filed with the Securities and Exchange Commission (the "Commission") during the past twelve months, have been provided or been made available to the Plans' participants and to our legal consultants.

           Additional information regarding American Resources and Development Company may be reviewed at the Commission's web site www.sec.gov.

                               PART II

            Information Required in the Registration Statement
            --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

          The following documents are incorporated by reference into this Registration Statement and made a part hereof, to wit:

          (a) Our most recent 10-KSB;

          (b) All other reports filed by us pursuant to Sections 13(a) or 15(d)of the Securities Exchange Act of 1934 (the "Exchange Act")for the past twelve months;

          (c)  Not applicable.

          All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and made a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
-----------------------------------

          We are authorized to issue up to 125,000,000 shares of $0.001 par value common voting stock.

          The holders of our common stock have traditional rights as to voting, dividends and liquidation. All shares of common stock are entitled to one vote on all matters; there are no pre-emptive rights and cumulative voting is not allowed. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of our liquidation, the holders of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Item 5.  Interest of Named Experts and Counsel.
-----------------------------------------------

          Michael L. Labertew, Esq., who has prepared this Registration Statement, the 2001 Plans and an Opinion regarding the authorization, issuance and fully-paid and non-assessable status of the securities covered by this Registration Statement, will own 10,000 shares of our common stock pursuant to this Registration Statement, which have an undetermined market value due to the fluctuation in trading in our stock on the OTCBB, but which we have assigned the value of $.25 per share. Mr. Labertew is not deemed to be an affiliate of American Resources and Development Company or a person associated with an affiliate of American Resources and Development Company. See Item 8 below.

Item 6.  Indemnification of Directors and Executive Officers.
-------------------------------------------------------------

          Under Utah corporate law, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorneys' fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct committed was unlawful.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------

     None.

Item 8.  Exhibits.
------------------

Exhibit
Number
------

5        Opinion regarding Legality

23.1     Consent of Michael L. Labertew, Esq.

25.1     Consent of HJ & Associates, Certified Public Accountants

99.1     Consultant Compensation Agreement

99.2     American Resources and Development Company 1997 Stock Plan

99.3     American Resources and Development Company 2001 Stock Plan

         Counterpart Signature Pages

         Participant Letter

         Participant Response Letters


Item 9.  Undertakings.
----------------------

         American Resources and Development Company hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any additional or changed material information with respect to the Plans of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, only to the extent required by the general rules and regulations of the Commission.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That for purposes of determining any liability under the 1933 Act, each filing of an annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit Plans' annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act, as amended, may be permitted to directors, executive officers and controlling persons of American Resources and Development Company as outlined above or otherwise, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by American Resources and Development Company of expenses incurred or paid by a director, executive officer or controlling person of American Resources and Development Company in the successful defense of any action, suit or proceeding) is asserted by such director, executive officer or controlling person in connection with the securities being registered, American Resources and Development Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the 1933 Act, American Resources and Development Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this

Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the date or dates appearing opposite the respective signatures hereto.

                                              American Resources and
                                              Development Company:

Date: 03/19/2001                              /s/ B. Willes Papenfuss
                                              ----------------------------------
                                              President, Chief Executive Officer
                                              and Director

          Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: 03/19/2001                              /s/ B. Willes Papenfuss
                                              ----------------------------------
                                              President, Chief Executive Officer
                                              and Director

Date: 03/19/2001                              /s/ Timothy M. Papenfuss
                                              ----------------------------------
                                              Secretary/Treasurer and Director
                                              (Chief Financial Officer, Chief
                                              Accounting Officer and Controller)


Date: 03/19/2001                              /s/ Jeffrey Harden
                                              --------------------------
                                              Vice President and Director

Date: 03/19/2001                              /s/ Robert Mintz
                                              --------------------------
                                              Director

Date: 03/19/2001                              /s/ Barry Papenfuss
                                              --------------------------
                                              Vice President

         Securities and Exchange Commission File No. 000-18865



                       SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                                    EXHIBITS

                                       TO

                                 FORM S-8
                          REGISTRATION STATEMENT UNDER

                        THE SECURITIES ACT OF 1933

                American Resources and Development Company, Inc.





                                  EXHIBIT INDEX

Exhibit
Number

-------

5        Opinion regarding Legality

23.1     Consent of Michael L. Labertew, Esq.

25.1     Consent of HJ & Associates, Certified Public Accountants

99.1     Consultant Compensation Agreement

99.2     American Resources and Development Company 1997 Stock Plan

99.3     American Resources and Development Company 2001 Stock Plan

         Counterpart Signature Pages

         Participant Letter